Exhibit 2.3

                               ARTICLES OF MERGER
                               ------------------

         The undersigned corporations, in accordance with the Florida Business Corporation Act, pursuant to Section 607.1105, hereby submit the following Articles of Merger:
                                   ARTICLE ONE
                                   -----------
         The name and jurisdiction of the surviving corporation is as follows:

                  Name                                        Jurisdiction
                  ----                                        ------------

         Intercallnet, Inc.                                   Florida

                                   ARTICLE TWO
                                   -----------

         The name and jurisdiction of each merging corporation is as follows:

                  Name                                        Jurisdiction
                  ----                                        ------------

         Never Miss A Call, Inc.                              Nevada

                                  ARTICLE THREE
                                  -------------

         The Plan and Agreement of Merger is attached.

                                  ARTICLE FOUR
                                  ------------

         The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State by Intercallnet, Inc. and the date the Articles of Merger are filed with the Nevada Secretary of State by Never Miss A Call, Inc.

                                  ARTICLE FIVE
                                  ------------

         The Plan and Agreement of Merger was authorized, ratified and approved by a vote of the majority shareholders of Intercallnet, Inc., on February 28, 2001, which number of votes cast by the shareholders was sufficient for approval.

         The Plan and Agreement of Merger was authorized, ratified and approved by a written consent of the majority shareholders of Never Miss A Call, Inc. on February 28, 2001, which number of votes cast by the shareholders was sufficient for approval.

         These Articles of Merger may be executed in counterparts.

         Signed this 16th day of April, 2001.

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                                    NEVER MISS A CALL, INC.,
                                    a Nevada corporation


                                    By: /s/ Scott Gershon
                                       ----------------------------------------
                                         Scott Gershon, Chief Executive Officer



                                    INTERCALLNET, INC.


                                    By:  /s/ Scott Gershon
                                         ---------------------------------------
                                         Scott Gershon, Chief Executive Officer